SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-161985	27-0777112
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

#106, 505 19 Ave SW Calgary, Alberta, T2S 0E4 Canada
(Address of principal executive offices)

with a copy to:

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 400

San Diego, CA 92103

Telephone (619) 546-6100

Facsimile (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SUNPEAKS VENTURES, INC.

Form 8-K

Current Report

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 3, 2011, Sunpeaks Ventures, Inc., a Nevada corporation, (the “Company”) filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. As a result of the Amendment the Company has increased the aggregate number of authorized shares to six hundred million (600,000,000) shares, consisting of five hundred fifty million (550,000,000) shares of Common Stock, par value $0.001 per share and fifty million (50,000,000) shares of preferred stock, par value $0.001 per share, of which twenty five million (25,000,000) shall be designated as Class A Preferred Stock. A copy of the Amended and Restated Articles of Incorporation are filed herewith as Exhibit 3.1(a).

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1(a)

Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   November 4, 2011

SUNPEAKS VENTURES, INC.

By: /s/ Scott Beaudette

Scott Beaudette

President and Chief Executive Officer

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